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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Alexis Dominguez
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AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, January 22, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today announced that, on January 22, 2025, the Company’s Board of Directors declared a cash dividend of $0.09 per-share of Amerant common stock. The dividend is payable on February 28, 2025, to shareholders of record at the close of business on February 14, 2025.

About Amerant Bancorp Inc. (NYSE: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., and Amerant Mortgage, LLC. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is headquartered in Florida and operates 19 banking centers – 18 in South Florida and 1 in Tampa, FL. For more information, visit www.investor.amerantbank.com.
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